Exhibit 99.1

CytoSorb® is E.U. Approved to Remove Rivaroxaban, a Leading Factor Xa Inhibitor and Novel Oral Anticoagulant, During On-Pump Cardiothoracic Surgery

Expands CytoSorb E.U. label that now includes the reduction of two major blood thinners, rivaroxaban (Xarelto®) and ticagrelor (Brilinta®), during on-pump cardiothoracic surgery with the goal of reducing serious perioperative bleeding complications

MONMOUTH JUNCTION, N.J., May 12, 2020 - CytoSorbents Corporation (NASDAQ:CTSO), a critical care immunotherapy leader specializing in blood purification, announces that CytoSorb® is now approved and immediately available in the European Union for the removal of rivaroxaban (Xarelto®- Bayer, Jansenn/Johnson & Johnson), a widely-used Factor Xa inhibitor and novel oral anticoagulant (NOAC), during cardiothoracic surgery requiring cardiopulmonary bypass (CPB). With this announcement, and the E.U. approval earlier this year to remove the P2Y12 anti-platelet inhibitor, ticagrelor, for the same indication, CytoSorb is providing cardiac surgeons and perfusionists an easy-to-use and rapid new treatment option to help reduce the risk of serious and potentially fatal perioperative bleeding complications caused by these two drugs, in separate categories of blood thinners.

Mr. Vincent Capponi, Chief Operating Officer and President of CytoSorbents stated, "Rivaroxaban was the 10th top selling prescription drug by global revenue in 2018, and cumulatively, more than 40 million people worldwide have been prescribed the drug. Given the high prevalence of vascular and heart disease in these patients, it is not surprising that many patients require urgent or emergent cardiothoracic surgery each year, where rivaroxaban puts them at risk of serious bleeding complications. CytoSorb can rapidly reduce rivaroxaban during a typical coronary artery bypass graft (CABG) surgical procedure, so that waiting 2-3 days off the drug to allow the anticoagulant to be eliminated from the body is no longer necessary. Given that CytoSorb is already being stocked in many heart centers for use during a variety of different on-pump cardiac surgery procedures, we believe it makes the decision to use CytoSorb to remove rivaroxaban relatively seamless. Also, as the only therapy that reduces both ticagrelor and rivaroxaban, with a shelf life of 3 years at room temperature, we believe CytoSorb has the potential to negate the need to stock multiple, very expensive, and rapidly expiring biologic antidotes for different classes of anti-thrombotics that can cost more than $20,000 per dose. We believe in time, CytoSorb has the potential to become a compelling and cost-effective standard of care for the removal of blood thinners during cardiac surgery.”

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents stated, ”We believe this CE Mark label expansion could be another future growth driver of sales for CytoSorb. We plan to leverage the same marketing channels that we are using for the removal of ticagrelor during cardiac surgery with an even broader and more compelling value proposition to cardiac surgeons and perfusionists. CytoSorb has a long history of safe and compatible usage with cardiopulmonary bypass and is now the only specifically approved therapy to remove or reverse the effects of ticagrelor and rivaroxaban during cardiothoracic surgery in the European Union and in all of the 58 countries that we serve.”

Rivaroxaban (Xarelto®) is a commonly-used Factor Xa inhibitor and novel oral anticoagulant used to reduce the risk of blood clots in common conditions like atrial fibrillation (AFib), deep vein thrombosis (DVT), and pulmonary embolism (PE). Rivaroxaban is also approved to reduce the risk of major cardiovascular events in conditions such as coronary artery disease (CAD) and peripheral artery disease (PAD). Rivaroxaban is used globally, with approximately $4.5 billion in 2019 sales outside the U.S. driven by Europe and Asia, and 2019 U.S. sales of $2.3 billion. The concern for uncontrolled bleeding in emergent surgery is increasing as the use of NOACs becomes more widespread. According to the literature, an estimated 8-10% of patients on anticoagulant therapy will require emergent surgery at some point in their lifetime. Historically, in the case of cardiac surgery where the risk of postoperative bleeding is high, a 48-hour washout period is recommended for elective surgery. By reducing rivaroxaban during surgery, CytoSorb has the potential to eliminate the need for this delay, while decreasing the pro-thrombotic risks of being off of these agents, while also reducing bleeding complications. For example, in a retrospective case series of patients (n=12) who required emergency cardiac surgery on rivaroxaban and could not delay surgery, the incidence of bleeding events (e.g. need for blood transfusions, re-thoracotomy rate, surgical drainage volume) and ICU and hospital time were all lower in those treated with CytoSorb compared to those that were not.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 58 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® has been used in more than 88,000 human treatments to date. CytoSorb has received CE-Mark label expansions for the removal of bilirubin (liver disease), myoglobin (trauma) and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of approximately $30 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), the U.S. Army, U.S. Special Operations Command (USSOCOM), the U.S. Air Force, Air Force Material Command (USAF/AFMC) and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release, including statements about the market for removal of Rivaroxaban, our expected revenues as a result thereof, represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact: Amy Vogel Investor Relations (732) 398-5394 avogel@cytosorbents.com

Investor Relations Contact:

Jeremy Feffer

LifeSci Advisors

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jeremy@lifesciadvisors.com

U.S. Public Relations Contact:

Eric Kim   Rubenstein Public Relations
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ekim@rubensteinpr.com